EXHIBIT 99.1

Press Release	Source: Ultra Clean Holdings, Inc.

Ultra Clean Announces Fourth Quarter and Fiscal Year 2017 Financial Results

Delivers record performance in 2017

HAYWARD, Calif., February 21, 2018 /PRNewswire/ -- Ultra Clean Holdings, Inc. (Nasdaq: UCTT), a leading developer and supplier of critical subsystems for the semiconductor and display capital equipment industries, today reported its financial results for the fourth quarter and fiscal year ended December 29, 2017.

“UCT reached a new revenue milestone in the fourth quarter, capping off an extraordinary year of expansion and profitability,” said Jim Scholhamer, President and CEO. “Our operational flexibility enabled us to increase the amount of UCT’s content on our customers’ platforms, allowing us to deliver additional value and outpace the broader semiconductor capital equipment market. With a balance sheet strengthened by our recent equity offering, we are focused on opportunities to further expand our capabilities, broaden our worldwide footprint and enhance long-term shareholder value.”

GAAP Financial Results

Total revenue for the fourth quarter of 2017 was $248.9 million, an increase of 2.6% compared to the third quarter of 2017 and 42.6% compared to the same period a year ago. Semiconductor revenue increased 5.8% compared to the third quarter of 2017 and 50.8% compared to the same period a year ago. Total revenue from outside the U.S. rose 5.6% sequentially and 55.0% compared to the same period a year ago. Gross margin for the fourth quarter of 2017 was 17.7%, compared to 17.6% for the prior quarter and 17.0% for the same period a year ago. Net income for the fourth quarter was $20.8 million, or $0.62 and $0.60 per basic and diluted share respectively, compared to net income of $19.7 million, or $0.59 and $0.57 per basic and diluted share respectively, in the third quarter of 2017, and net income of $10.0 million, or $0.30 per basic and diluted share for the same period a year ago.

Net cash at the end of the fourth quarter of 2017 increased $7.4 million compared to the third quarter of 2017. Cash and cash equivalents were $68.3 million, an increase of $2.4 million compared to the third quarter of 2017. Outstanding debt was $52.3 million, a decrease of $5.1 million compared to the third quarter of 2017.

For fiscal year 2017 revenue was $924.4 million, an increase of 64.3% from fiscal year 2016. Semiconductor revenue was 92.9% of total revenue for fiscal year 2017 and 90.3% for fiscal year 2016. Revenue outside the U.S. was 53.6% of total revenue in fiscal year 2017 compared to 48.0% in fiscal year 2016. Gross margin for fiscal year 2017 was 18.1% compared to 15.4% for fiscal year 2016. Net income for fiscal year 2017 was $75.1 million, or $2.25 and $2.19 per basic and diluted share respectively, compared to net income of $10.1 million, or $0.31 and $0.30 per basic and diluted share respectively, in fiscal year 2016.

Non-GAAP Financial Results

Non-GAAP net income for the fourth quarter of 2017 was $20.3 million and non-GAAP net income per diluted share was $0.59. Non-GAAP net income and non-GAAP net income per diluted share exclude pre-tax charges of $1.7 million for intangible assets amortization in addition to the corresponding decrease in tax expense of approximately $2.3 million. This compares to non-GAAP net income of $21.3 million and non-GAAP net income per diluted share of $0.62 for the third quarter of 2017, and non-GAAP net income of $12.0 million and non-GAAP net income per diluted share of $0.36 for the fourth quarter of 2016.

Non-GAAP net income for fiscal year 2017 was $80.3 million and non-GAAP net income per diluted share was $2.34. Non-GAAP net income and non-GAAP net income per diluted share exclude pre-tax charges of $5.4 million for intangible assets amortization in addition to the corresponding decrease in tax expense of approximately $0.2 million. This compares to prior fiscal year non-GAAP net income and non-GAAP net income per diluted share of $21.4 million and $0.65, respectively.

The Company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables included in this press release.

First Quarter 2018 Outlook

The Company expects revenue to be between $275 million to $290 million. Taking into account the additional shares issued during the recent financing, the Company anticipates GAAP net income per diluted share to be in the range of $0.52 to $0.59 and non-GAAP net income per diluted share to be in the range of $0.56 to $0.63. Non-GAAP operating margin is expected to be within the targeted range of 8% to 10% and the non-GAAP tax rate should be between 14% and 16%.

Conference Call

UCT will conduct a conference call today, Wednesday, February 21, 2018, beginning at 1:45 p.m. PDT.

The call-in number is (844) 826-3034 (domestic) and (412) 317-5179 (international). A replay of the conference will be available for seven days following the call at (877) 344-7529 (domestic) and (412) 317-0088 (international). The confirmation number for live broadcast and replay is 10116511 (all callers).

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems for the semiconductor and display capital equipment industries. Ultra Clean offers its customers an integrated outsourced solution for major subassemblies, improved design-to-delivery cycle times, design for manufacturability, prototyping and component manufacturing. Ultra Clean is headquartered in Hayward, California. Additional information is available at www.uct.com.

Use of Non-GAAP Measures

Management uses non-GAAP net income and net income per diluted share to evaluate the Company's operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing our core business and business trends and comparing performance to prior periods, along with enhancing investors' ability to view the Company's results from management's perspective. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release. A reconciliation of our guidance for non-GAAP net income per diluted share for the first quarter of 2018 is not available due to fluctuations in the geographic mix of our earnings from quarter to quarter, which impacts our tax rate and cannot be reasonably predicted or determined. As a result, such reconciliation is not available without unreasonable efforts and we are unable to determine the probable significance of the unavailable information.

Safe Harbor Statement

The foregoing information contains, or may be deemed to contain, "forward-looking statements" (as defined in the US Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as "anticipates,", “projection”, “outlook”, “forecast”, "believes," "plan," "expect," "future,"' "intends," "may," "will," "estimates," "predicts," and similar expressions to identify these forward-looking statements. Forward looking statements included in this press release include our expectations about the semiconductor capital equipment market and with respect to our first quarter 2018 outlook. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, the Company’s actual results may differ materially from the results predicted or implied by these forward-looking statements. These risks, uncertainties and other factors also include, among others, those identified in "Risk Factors”, "Management's Discussion and Analysis of Financial Condition and Results of Operations'' and elsewhere in our annual report on Form 10-K for the year ended December 30, 2016 as filed with the Securities and Exchange Commission and subsequently filed quarterly reports on Form 10-Q. Additional information will also be set forth in our annual report on Form 10-K for the year ended December 29, 2017. Ultra Clean Holdings, Inc. undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise unless required by law.

Contact:

Sheri Savage

UCT Senior VP Finance, CFO

510-576-4705

Annie Leschin/Rhonda Bennetto

Investor Relations

415-775-1788

annie@streetsmartir.com

rhonda@streetsmartir.com

ULTRA CLEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share data)

	Three months ended		Twelve months ended
	December 29,	December 30,	December 29,	December 30,
	2017	2016	2017	2016

Sales	$248,886	$174,545	$924,351	$562,759
Cost of goods sold	204,819	144,844	756,722	475,976
Gross profit	44,067	29,701	167,629	86,783

Operating expenses:
Research and development	3,264	2,818	11,666	9,900
Sales and marketing	3,684	3,031	13,748	11,568
General and administrative	15,162	11,182	52,818	42,924
Total operating expenses	22,110	17,031	78,232	64,392
Income from operations	21,957	12,670	89,397	22,391
Interest and other income (expense), net	(378)	(181)	(2,455)	(3,444)
Income before provision for income taxes	21,579	12,489	86,942	18,947
Income tax provision	730	2,536	11,857	8,896
Net income	$20,849	$9,953	$75,085	$10,051

Net income per share:
Basic	$0.62	$0.30	$2.25	$0.31
Diluted	$0.60	$0.30	$2.19	$0.30
Shares used in computing net income per share:
Basic	33,602	32,877	33,409	32,632
Diluted	34,500	33,526	34,303	33,150

ULTRA CLEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	December 29,	December 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$68,306	$52,465
Accounts receivable, net of allowance	90,213	74,663
Inventory	231,771	103,861
Other current assets	12,089	6,461
Total current assets	402,379	237,450

Equipment and leasehold improvements, net	32,246	18,858
Goodwill	85,248	85,248
Purchased intangibles, net	31,587	37,024
Deferred tax asset, net	4,951	1,355
Other non-current assets	1,932	762
Total assets	$558,343	$380,697

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank borrowings	$12,381	$16,819
Accounts payable	168,452	71,189
Other current liabilities	21,445	13,053
Total current liabilities	202,278	101,061

Bank borrowings, net of current portion	39,893	50,931
Deferred tax liability	9,981	9,917
Other long-term liabilities	5,886	2,657
Total liabilities	258,038	164,566

Stockholders’ equity:
Common stock	185,336	178,477
Retained earnings	113,122	38,037
Accumulated other comprehensive income (loss)	1,847	(383)
Total stockholders’ equity	300,305	216,131
Total liabilities and stockholders’ equity	$558,343	$380,697

ULTRA CLEAN HOLDINGS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Twelve Months Ended
	December 29,	September 29,	December 30,	December 29,	December 30,
	2017	2017	2016	2017	2016

Reconciliation of GAAP Net Income to Non-GAAP Net Income (in thousands)
Reported net income on a GAAP basis	$20,849	$19,716	$9,953	$75,085	$10,051
Amortization of intangible assets (1)	1,745	1,231	1,439	5,438	5,757
Executive transition costs (2)	—	—	—	—	925
Restructuring charges (3)	—	—	109	—	251
Impairment of "held for sale" assets (4)	—	—	666	—	666
Termination of contractual obligation (5)	—	—	438	—	438
Income tax effect of non-GAAP adjustments (6)	(229)	(159)	(549)	(714)	(1,664)
Income tax effect of valuation allowance (7)	(2,096)	524	(49)	469	4,964
Non-GAAP net income	$20,269	$21,312	$12,007	$80,278	$21,388

Reconciliation of GAAP Income from operations to Non-GAAP Income from operations (in thousands)
Reported income from operations on a GAAP basis	$21,957	$23,262	$12,670	$89,397	$22,391
Amortization of intangible assets (1)	1,745	1,231	1,439	5,438	5,757
Executive transition costs (2)	—	—	—	—	925
Restructuring charges (3)	—	—	109	—	251
Impairment of "held for sale" assets (4)	—	—	666	—	666
Termination of contractual obligation (5)	—	—	438	—	438
Non-GAAP income from operations	$23,702	$24,493	$15,322	$94,835	$30,428

Reconciliation of GAAP Operating margin to Non-GAAP Operating margin
Reported operating margin on a GAAP basis	8.8%	9.6%	7.3%	9.7%	4.0%
Amortization of intangible assets (1)	0.7%	0.5%	0.8%	0.6%	1.0%
Executive transition costs (2)	—	—	—	—	0.2%
Restructuring charges (3)	—	—	0.1%	—	—
Impairment of "held for sale" assets (4)	—	—	0.4%	—	0.1%
Termination of contractual obligation (5)	—	—	0.2%	—	0.1%
Non-GAAP operating margin	9.5%	10.1%	8.8%	10.3%	5.4%

Reconciliation of GAAP Gross profit to Non-GAAP Gross profit (in thousands)
Reported gross profit on a GAAP basis	$44,067	$42,696	$29,701	$167,629	$86,783
Impairment of "held for sale"assets (4)	—	—	636	—	636
Non-GAAP gross profit	$44,067	$42,696	$30,337	$167,629	$87,419

Reconciliation of GAAP Gross margin to Non-GAAP Gross margin
Reported gross margin on a GAAP basis	17.7%	17.6%	17.0%	18.1%	15.4%
Impairment of "held for sale"assets (4)	—	—	0.4%	—	0.1%
Non-GAAP gross margin	17.7%	17.6%	17.4%	18.1%	15.5%

1	Amortization of intangible assets related to the Company's acquisitions of AIT, Marchi and Miconex

2	Represents expense for termination benefits paid to former executives of the Company

3	Adjustment to previous restructuring reserve related to the abandonment of one of the Company's facilities

4	Impairment of assets classified as "held for sale" related to our 3D printing business in Singapore

5	Amount paid related to the termination of a long-term contractual obligation related to our 3D printing business in Singapore

6	Tax effect of items (1) through (5) above based on the non-gaap tax rate shown below

7	The Company's GAAP tax expense is substantially higher than the Company's non-GAAP tax expense, primarily due to losses in the U.S. with full federal and state valuation allowances. The Company's non-GAAP tax rate and resulting non-GAAP tax expense considers the tax implications as if there was no federal or state valuation allowance position in effect.

	Three Months Ended			Twelve Months Ended
	December 29,	September 29,	December 30,	December 29,	December 30,
	2017	2017	2016	2017	2016

Reconciliation of GAAP Earnings Per Diluted Share to Non-GAAP Earnings Per Diluted Share
Reported net income on a GAAP basis	$0.60	$0.57	$0.30	$2.19	$0.30
Amortization of intangible assets	0.05	0.04	0.04	0.16	0.18
Executive transition costs	—	—	—	—	0.03
Restructuring charges	—	—	—	—	0.01
Impairment of "held for sale" equipment	—	—	0.02	—	0.02
Termination of contractual obligation	—	—	0.01	—	0.01
Income tax effect of non-GAAP adjustments	(0.01)	(0.01)	(0.01)	(0.02)	(0.05)
Income tax effect of valuation allowance	(0.05)	0.02	—	0.01	0.15
Non-GAAP net income	$0.59	$0.62	$0.36	$2.34	$0.65
Weighted average number of diluted shares (thousands)	34,500	34,360	33,526	34,303	33,150

ULTRA CLEAN HOLDINGS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

	Three Months Ended			Twelve Months Ended
	December 29,	September 29,	December 30,	December 29,	December 30,
	2017	2017	2016	2017	2016
(in thousands, except percentages)
Provision for income taxes on a GAAP basis	$730	$3,527	$2,536	$11,857	$8,896
Income tax effect of non-GAAP adjustments (1)	229	159	549	714	1,664
Income tax effect of valuation allowance (2)	2,096	(524)	49	(469)	(4,964)
Non-GAAP provision for income taxes	$3,055	$3,162	$3,134	$12,102	$5,596

Income before income taxes on a GAAP basis	$21,579	$23,243	$12,489	$86,942	$18,947
Amortization of intangible assets	1,745	1,231	1,439	5,438	5,757
Executive transition costs	—	—	—	—	925
Restructuring charges	—	—	109	—	251
Impairment of "held for sale" assets	—	—	666	—	666
Termination of a long-term contractual obligation	—	—	438	—	438
Non-GAAP income before income taxes	$23,324	$24,474	$15,141	$92,380	$26,984

Effective income tax rate on a GAAP basis	3.4%	15.2%	20.3%	13.6%	47.0%
Non-GAAP effective income tax rate	13.1%	12.9%	20.7%	13.1%	20.7%

1	Tax effect of items (1) through (5) above based on the non-gaap tax rate

2	The Company's GAAP tax expense is substantially higher than the Company's non-GAAP tax expense, primarily due to losses in the U.S. with full federal and state valuation allowances. The Company's non-GAAP tax rate and resulting non-GAAP tax expense considers the tax implications as if there was no federal or state valuation allowance position in effect.